================================================================















           STOCK SUBSCRIPTION AND INVESTMENT AGREEMENT

                             BETWEEN

                     WALSIN LIHWA CORPORATION

                               AND

                 CARPENTER TECHNOLOGY CORPORATION



                     As Amended and Restated
                    Effective January 1, 1997




















=================================================================

           STOCK SUBSCRIPTION AND INVESTMENT AGREEMENT

     AGREEMENT dated April 8, 1993, as amended and restated effective January 1, 1997, by and between WALSIN LIHWA CORPORATION, a corporation organized and existing under the laws of the Republic of China, with its principal office at 12th Floor, 117 Ming Sheng East Road, Section 3, Taipei, Taiwan ("W-L") and CARPENTER TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at 101 West Bern Street, Reading, Pennsylvania 19603 ("CTC").

                            BACKGROUND
                            ----------
     W-L and CTC entered into a Stock Subscription and Investment Agreement dated April 8, 1993 ("Investment Agreement") with respect to establishing the Venture as defined in the Investment Agreement. The Venture operates a specialty steel manufacturing facility in Yenshui, Taiwan (the "Facility") which is designed to manufacture hot finished specialty alloy long product. The Venture is a party hereto to the extent set forth in Section 1.7. The parties have determined that it is in their interests to amend and restate the Investment Agreement as provided herein.

     In consideration of the covenants and conditions herein contained and intending to be legally bound, the parties hereto agree as follows:

                            ARTICLE 1
                     FORMATION OF THE VENTURE
                     ------------------------
     1.1  Incorporation; Initial Capitalization.  W-L and CTC
          -------------------------------------
caused the Venture to be incorporated and organized under the laws of the Republic of China. The initial authorized and paid-in capital of the Venture was New Taiwan Dollars Six Billion Three Hundred and Seventy Five Million (NT $6,375,000,000) divided into 637,500,000 shares of Venture Stock (as hereinafter defined). The share certificates representing the paid-up capital shares of the Venture Stock were duly issued to the parties as provided in the Investment Agreement.

     1.2  Articles of Incorporation.  The Articles of
          -------------------------
Incorporation of the Venture shall be substantially in the form attached hereto as Exhibit A.

     1.3  Board of Directors.  Immediately after the Time of
          ------------------
Stock Subscription Closing (as hereinafter defined), the Venture shall have a Board of Directors consisting of an odd number of persons, initially nine, of whom six shall be nominees of W-L and three shall be nominees of CTC. In the event of changes in the original CTC ownership percentages after March 18, 1996, composition in the Board of Directors will be determined as provided in Section 9.7 hereof.

     1.4  Executive Team.
          --------------
          (a) Effective as of January 10, 1996, CTC appointed an executive team ("the Executive Team"), consisting of three (3) persons, each of whom was well versed in steel operations, to serve on-site at the Facility until January 10, 1997. CTC was responsible for the direct labor costs of the Executive Team, including salary and incentives, if any. The Venture was responsible for the travel and living expenses of the Executive Team. Further, the Venture was responsible for obtaining any required work permits for the Executive Team.

          (b) At the discretion of the Venture, one member of the Executive Team could be appointed as Executive Vice-President of the Venture through, but not after, January 10, 1997. In the event of such appointment, the Venture shall fully indemnify the Executive Vice-President against any and all liability (including, but not limited to, legal fees) which may arise out of the scope of his activities with the Venture.

     1.5  Supervisors.  The representation of any shareholder by
          -----------
a supervisor shall be as provided by the Company Law.

     1.6  Officers.  Immediately after the Time of Stock Subscription
          --------
Closing, the principal executive officers of the Venture shall be:

          Chairman of the Board    :    Yu Lon Chiao
          President                :    I-Lin Cheng

     1.7  Joinder in Agreement by the Venture.  The Venture
          -----------------------------------
hereby accepts its rights, responsibilities and obligations under Sections 2.5, 9.8, 10.1, 10.3, 10.4, 10.7, 10.8, and 10.11 hereof and only to such extent becomes a party hereto.


                            ARTICLE 2
      INITIAL ISSUANCE OF VENTURE STOCK; PURCHASE OF ASSETS
      -----------------------------------------------------
     2.1  Issuance to W-L of Shares of Venture Stock.  At the
          ------------------------------------------
Stock Subscription Closing contemplated by Section 2.3, the Venture shall issue to W-L 516,370,000 shares of Venture Stock, constituting 81% of the initial paid-in capital shares (the "W-L Subscribed Shares") against payment of the aggregate subscription price therefor of NT$5,163.7 million (the "W-L Share Subscription Price"), as provided in Section 2.3.

     2.2  Issuance to CTC of Shares of Venture Stock.  At the
          ------------------------------------------
Stock Subscription Closing, the Venture shall issue to CTC 121,130,000 shares of Venture Stock, constituting 19% of the initial paid-in capital shares (the "CTC Subscribed Shares") against payment of the aggregate subscription price therefor of $NT1,211.3 million (the "CTC Share Subscription Price") as provided in Section 2.3.

     2.3  Stock Subscription Closing.
          --------------------------
          (a)  Time and Place.  The closing of the transactions
               --------------
contemplated by Sections 2.1 and 2.2 (the "Stock Subscription Closing") will take place at 10:00 a.m., local time, on the later to occur of September 1, 1993 or the third business day after the parties have determined that all conditions to the Stock Subscription Closing contemplated by Article 6 hereof not theretofore waived have been or can be satisfied, at the offices of W-L, 12th Floor, 117 Ming Sheng East Road, Section 3, Taipei, Taiwan, or at such other time, date or place as the parties may mutually agree. The date on which and the time at which the Stock Subscription Closing occurs are sometimes referred to herein respectively as the "Stock Subscription Closing Date" and the "Time of Stock Subscription Closing."

          (b)  Deliveries and Proceedings at Closing.  At the
               -------------------------------------
Stock Subscription Closing:

               (i)  Deliveries by W-L and CTC.  W-L and CTC will
                    -------------------------
each deliver to the Venture by wire transfer of immediately available funds to an account designated by the Venture the respective amounts of the W-L and CTC Share Subscription Prices;

               (ii) Deliveries by the Venture.  The Venture will
                    -------------------------
deliver to W-L and CTC appropriate evidence of (A) receipt of the respective amounts of the W-L and CTC Share Subscription Prices and (B) the resulting issuance to each of them of their respective shares of Venture Stock to be held pending issuance of stock certificates therefor; and

               (iii) Other Deliveries.  The closing certificates
                     ----------------
and other documents required to be delivered pursuant to this Agreement will be exchanged.

     2.4  Purchase of Assets by Venture.  At the Assets Purchase
          -----------------------------
Closing contemplated by Section 2.5, the Venture shall purchase from W-L, and W-L shall sell and transfer to the Venture, the Assets, against payment of the purchase price therefor (the "Assets Purchase Price"), all pursuant to and as more specifically provided in an assets purchase agreement between the Venture and W-L in substantially the form attached hereto as Exhibit B (the "Assets Purchase Agreement"), and as otherwise provided in Section 2.5. The Assets Purchase Agreement shall be executed and delivered by W-L and the Venture promptly following completion of the incorporation and organization formalities in respect of the Venture.

     2.5  Assets Purchase Closing.
          -----------------------
          (a)  Time and Place.  The Closing of the assets
               --------------
purchase transaction contemplated by Section 2.4 (the "Assets Purchase Closing") will take place at 10:00 a.m., local time, on the earlier to occur of September 30, 1993 or the third business day after the parties have determined that all conditions to the Assets Purchase Closing contemplated by Article 9 of the Assets Purchase Agreement not theretofore waived have been or can be satisfied, at the offices of W-L, 12th Floor, 117 Ming Sheng East Road, Section 3, Taipei, Taiwan, or at such other time, date or place as the parties may mutually agree. The date on which and the time at which the Assets Purchase Closing occurs are sometimes referred to herein respectively as the "Assets Purchase Closing Date" and the "Time of Assets Purchase Closing">

          (b)  Deliveries and Proceedings at Closing.  At the
               -------------------------------------
Assets Purchase Closing:

               (i)  Deliveries by Venture to W-L.  The Venture
                    ----------------------------
will deliver to W-L by wire transfer of immediately, available funds to an account designated by W-L the amount of the Assets
Purchase Price;

               (ii) Deliveries by W-L to the Venture.  W-L will
                    --------------------------------
deliver to the Venture such instruments and documents as shall be appropriate to transfer title to, or otherwise confirm assignment of legal ownership of, the Assets, as described or otherwise referred to in the Assets Purchase Agreement;

               (iii) Execution of Agreement. The KHT Licensing and Transfer Agreement, the CEA Distributor Agreement and the Western Hemisphere Distributor Agreement will be executed and delivered (or released from escrow) by the respective parties thereto;

               (iv) Transfer of Licensed KHT Payment.  The
                    --------------------------------
Venture will deliver to CTC by wire transfer of immediately available funds to an account designated therefor the payment contemplated by the KHT Licensing and Transfer Agreement; and

               (v)  Other Deliveries.  The closing certificates
                    ----------------
and other documents required to be delivered pursuant to the Assets Purchase Agreement will be exchanged.

                            ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF W-L
              -------------------------------------
     As an inducement to CTC to enter into this Agreement and to consummate the transactions contemplated herein, W-L hereby represents and warrants to CTC as follows:

     3.1  Organization.  W-L is a company limited by shares duly
          ------------
organized, validly existing and, if required under applicable law or regulation, in good standing under the laws of the Republic of China, and has full corporate power and authority to own or lease its properties and to carry on its business as now conducted.

     3.2  Corporate Authority.  The execution, delivery and
          -------------------
performance of this Agreement by W-L has been duly authorized and approved by its Board of Directors and will have been duly approved by its shareholders by the Time of Stock Subscription Closing. The Agreement has been duly executed and delivered by W-L and constitutes the legal, valid and binding obligation of W-L enforceable in accordance with its terms, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with or fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation of W-L, any material agreement or judgment to which it is a party of by which it is bound or any material statutory or regulatory provisions affecting it, (ii) give any party to or with rights under any such agreement or judgment the right to terminate, modify or otherwise change the material rights or obligations of W-L under such agreement or judgment, or (iii) require the approval, consent or authorization of any court, governmental authority or regulatory body, other than approvals of the Securities and Exchange Commission, Investment Commission of the Ministry of Economic Affairs and industrial authorities-in-charge of the Republic of China (such approvals being herein referred to collectively as the "W-L Governmental Approvals"), and such approvals, consents or authorizations the failure of which to be obtained would not have a material adverse effect on the financial position or results of operations of W-L. W-L will have at the Time of Stock Subscription Closing and at the Time of Assets Purchase Closing, full corporate power and authority to do and perform all acts and things required to be done by it under this Agreement.

     3.3  No Shareholder with Adverse Competitive Interests.  To
          -------------------------------------------------
the best of W-L's knowledge, no person or entity holding in excess of 5% of the outstanding shares of capital stock of W-L or any Affiliate thereof has a competitive interest or is in a competitive position which will be materially adverse to the Venture or CTC at the Time of Stock Subscription Closing.

     3.4  Brokers.  W-L has not made any agreement or taken any
          -------
other action which might cause CTC or any of its Affiliates to pay or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     3.5  Completeness and Accuracy of Information.  None of
          ----------------------------------------
W-L's representations, warranties or statements contained in this Agreement, or in the Exhibits or schedules hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading in light of the circumstances under which they were made.


                            ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF CTC
              -------------------------------------
     As an inducement to W-L to enter into this Agreement and to consummate the transactions contemplated herein, CTC represents and warrants to W-L as follows:

     4.1  Organization.  CTC is a corporation duly organized,
          ------------
validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own or lease its properties and to carry on its business as now conducted.

     4.2  Corporate Authority.  The execution, delivery and performance
          -------------------
of this Agreement have been duly authorized and approved by the Board of Directors of CTC (subject to final ratification following execution and delivery hereof) and, if required by applicable law or regulation, will have been duly approved by its stockholders by the Time of Stock Subscription Closing, the Agreement has been duly executed and delivered by CTC and constitutes the legal, valid and binding obligation of CTC enforceable in accordance with its terms, and neither the execution and delivery of this Agreement nor the consummation of the trans-actions contemplated hereby, nor compliance with or fulfillment of the terms and provisions hereof, will (i) conflict with a result in a breach of the terms, conditions or provisions of or constitute a default under the Certificate of Incorporation or Bylaws of CTC, any material agreement or judgment to which it is a party or by which it is bound or any material statutory or regulatory provisions affecting it, (ii) give any party to or with rights under any such agreement or judgment the right to terminate, modify or otherwise change the material rights or obligations of CTC under such agreement or judgment, or (iii) require the approval, consent or authorization of any federal, state or local court, governmental authority or regulatory body, other than the CTC Investment, TA and Foreign Exchange Approvals and such approvals, consents or authorizations the failure of which to be obtained would not have a material adverse effect on the financial position or results of operations of CTC. CTC will have at the Time of Closing, full corporate power and authority to do and perform all acts and things required to be done by it under this Agreement.

     4.3  Brokers.  CTC has not made any agreement or taken any
          -------
other action which might cause W-L or any of its Affiliates to pay or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     4.4  Completeness and Accuracy of Information.  None of
          ----------------------------------------
CTC's representations, warranties or statements contained in this Agreement, or in the Exhibits and schedules hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading in light of the circumstances under which they were made.


                            ARTICLE 5
         ACTIONS PRIOR TO TIME OF STOCK PURCHASE CLOSING
         -----------------------------------------------
     The parties will take or permit to be taken the following actions between the date hereof and the Time of Stock Purchasing
Closing:

     5.1  Governmental Applications and Approvals.  Promptly
          ---------------------------------------
following the date of this Agreement, CTC shall submit to the Investment Commission of the Ministry of Economic Affairs of the Republic of China the foreign investment and technical cooperation applications and supporting documentation necessary to obtain approvals for (i) the purchase of the CTC Subscribed Shares and (ii) the right to receive payments under the KHT Licensing and Technology Agreement, and shall in due course, submit to the Central Bank of China the application necessary to obtain approval with respect to foreign currency exchange for the payment to the Venture of the CTC Share Subscription Price (such approvals being herein referred to collectively as the "CTC Investment, TA and Foreign Exchange Approvals"). CTC shall use its reasonable best efforts promptly to furnish or cause to be furnished such additional information as may be requested by the governmental authorities in connection with such applications and to take such additional action as may be necessary or required in order to obtain the CTC Investment, TA and Foreign Exchange Approvals.

     5.2  Investigation of the Venture and the Facility.  Until
          ---------------------------------------------
the earlier to occur of the Time of Stock Subscription Closing or such time as this Agreement is terminated pursuant to Section 6.3(a) hereof, W-L shall afford to the officers, employees and authorized representatives (including, without limitation, accounting and legal personnel) of CTC such access to the offices, properties, business and financial records of W-L relating to the Facility and the Assets and business to be transferred to the Venture as CTC shall deem necessary or desirable, and shall furnish to CTC or its authorized representatives such additional financial and operating data as shall be reasonably requested, subject at all times to the provisions of the Confidentiality Agreement dated November 16, 1992 between W-L and CTC (the "Confidentiality Agreement"). No investigation made by either party or its representatives hereunder shall affect the representations and warranties of the other party hereunder.

     5.3  Preserve Accuracy of Representations and Warranties.
          ---------------------------------------------------
Each of the parties shall refrain from taking any action which would render any of its respective representations and warranties contained in Articles 3 and 4 of this Agreement inaccurate or incomplete as of the Time of Stock Subscription Closing. W-L promptly will notify CTC of any claims, proceedings or investigations that may be threatened, brought, asserted or commenced against W-L or any of its officers or directors (i) involving in any manner the transactions contemplated hereby or
(ii) which might have a material adverse effect on the Facility or the Venture. CTC promptly will notify W-L of any claims, proceedings or investigations that may be threatened, brought, asserted or commenced against CTC or its officers or directors involving in any manner the transactions contemplated hereby.

     5.4  Efforts towards Completion of the Facility.  W-L will
          ------------------------------------------
use its reasonable best efforts to work towards completion of the Facility with the objective of bringing it to fully-operational status in or before July 31, 1994, and to maintain satisfactory relationships with contractors, design professionals, suppliers, customers and others who will have business relationships with the Venture.

                            ARTICLE 6
                CONDITIONS TO CLOSING; TERMINATION
                ----------------------------------
     6.1  Conditions Precedent to the Obligations of CTC.  The
          ----------------------------------------------
obligation of CTC to proceed with the Stock Subscription Closing under this Agreement is subjection to the fulfillment, prior to or at the Time of Stock Subscription Closing, of the following conditions (any one or more of which may be waived in whole or in part by CTC at CTC's option):

          (a)  Representations and Warranties of W-L.  The
               -------------------------------------
representations and warranties of W-L contained in Article 3 of this Agreement shall be true, complete and correct on and as of the Stock Subscription Closing Date with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Stock Subscription Closing Date, and CTC shall have received a certificate to such effect signed by the Chairman of the Board or President of W-L.

          (b)  Performance and Compliance.  W-L shall have
               --------------------------
reasonably performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with at or before the Time of Stock Subscription
Closing, and CTC shall have received a certificate to such effect signed by the Chairman of the Board or President of W-L.

          (c)  Satisfactory Instruments.  All instruments and
               ------------------------
documents required to be delivered on the part of W-L to effectuate and consummate the transactions contemplated hereby shall be delivered respectively to CTC or to the Venture and shall be in the form and substance satisfactory to CTC and its counsel.

          (d)  Required Approvals and Consents.  The shareholders
               -------------------------------
of W-L (and of CTC, if required by applicable law or regulation) shall have approved this Agreement and the transactions contemplated hereby, all consents and approvals of all governmental departments, agencies, and authorities required for, and of third parties to, the transactions contemplated hereby (including the CTC Investment, TCA and Foreign Exchange Approvals and the W-L Governmental Approvals) shall have been obtained on terms and conditions reasonably satisfactory to CTC, and all waiting periods specified by law the expiration of which are necessary for the consummation of such transactions shall have passed or been terminated.

          (e)  Litigation.  No order of any court, arbitrator or
               ----------
governmental, regulatory or administrative agency or commission shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court, arbitrator or governmental, regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) which might have a material adverse effect on the business or operations of the Venture.

          (f)  Satisfactory Investigations.  CTC shall have
               ---------------------------
completed such investigations, reviews and evaluations as it may have instituted pursuant to Section 5.2 hereof and shall have obtained the results of such independent appraisals of the Assets as it shall have reasonably requested, the conclusions of all of which shall be reasonably satisfactory to CTC.

          (g)  Currency Exchange Rate.  The rate of currency
               ----------------------
exchange for the exchange of New Taiwan Dollars for United States
Dollars on the Stock Subscription Closing Date shall not be less than NT$22:US$1.

     6.2  Conditions Precedent to the Obligations of W-L.  The
          ----------------------------------------------
obligation of W-L to proceed with the Stock Subscription.
Closing under this Agreement is subject to the fulfillment, prior to or at the Time of Stock Subscription Closing, of the following conditions (any one or more of which may be waived in whole or in part by W-L at W-L's option):

          (a)  Representations and Warranties of CTC.  The
               -------------------------------------
representations and warranties of CTC contained in Article 4 of this Agreement shall be true, complete and correct on and as of the Stock Subscription Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such Date, and W-L shall have received a certificate to such effect signed by the Chairman and President of CTC.

          (b)  Performance and Compliance.  CTC shall have
               --------------------------
reasonably performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with at or before the Time of Stock Subscription Closing, and shall have received a certificate to such effect signed by the Chairman and President of CTC.

          (c)  Satisfactory Instruments.  All instruments and
               ------------------------
documents required to be delivered on the part of CTC to effectuate and consummate the transactions contemplated hereby shall be delivered respectively to W-L or the Venture and shall be in the form and substance satisfactory to W-L and its counsel.

          (d)  Required Approvals and Consents.  The shareholders
               -------------------------------
of W-L (and of CTC, if required by applicable law or regulation) shall have approved this Agreement and the transactions contemplated hereby, all consents and approvals of all governmental departments, agencies, and authorities required for, and of third parties to, the transactions contemplated hereby (including the W-L Governmental Approvals and the CTC Investment, TA and Foreign Exchange Approvals) shall have been obtained on terms reasonably satisfactory to W-L, and all waiting periods specified by law the expiration of which are necessary for the consummation of such transactions shall have passed or been terminated.

          (e)  Litigation.  No order of any court, arbitrator or
               ----------
governmental, regulatory or administrative agency or commission shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court, arbitrator or governmental, regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

          (f)  Technology Licensing and Transfer Agreement.  CTC
               -------------------------------------------
shall have executed and delivered into escrow pending execution by the Venture at the Assets Purchase Closing a know-how and technology licensing and transfer agreement, in substantially the form attached hereto as Exhibit C (the "KHT Licensing and Transfer Agreement"). Effective on January 1, 1997, Exhibit C has been amended and restated in its entirety in the form attached hereto.

          (g)  Distributor Agreements.  Pursuant to the
               ----------------------
Investment Agreement the parties entered into agreements known as the CEA Distribution Agreement and the Western Hemisphere Distributor Agreement. Effective January 10, 1996, the CEA Distribution Agreement was terminated and is of no further force or effect. Effective on January 1, 1997, the Western Hemisphere Distributor Agreement has been terminated and is of no further force or effect. Any commissions, royalties or other amounts owed under those agreements shall be paid with respect to any orders that were received prior to the effective dates of such terminations provided that the products ordered are thereafter shipped and payment therefor is received.

     6.3  Termination.
          -----------
          (a)  Termination of Agreement Prior to Closing.  This
               -----------------------------------------
Agreement may be terminated at any time prior to the Stock
Subscription Closing:

               (i)  By mutual written consent of CTC and W-L;

               (ii) By CTC if there has been a material misrepresentation by W-L, a material breach by W-L of any of its warranties or covenants, or if any of the conditions specified in
Section 6.1 hereof shall not have been fulfilled by the time required and shall not have been waived by CTC in writing;

              (iii) By W-L if there has been a material misrepresentation by CTC, a material breach by CTC of any of its warranties or covenants, or if any of the conditions specified in
Section 6.2 hereof shall not have been fulfilled by the time required and shall not have been waived by W-L in writing; or

               (iv) By CTC or W-L if the Stock Subscription
Closing shall not have occurred prior to or on June 30, 1994; provided that W-L or CTC may terminate this Agreement pursuant to this subparagraph (iv) only if the Stock Subscription Closing shall not have occurred by such date for a reason other than a failure by the party seeking termination to satisfy the conditions precedent to the obligation of the other party to proceed with the Stock Subscription Closing respectively set forth in Sections 6.1 or 6.2 hereof.

          (b)  Effect of Termination.  In the event of
               ---------------------
termination of this Agreement by either CTC or W-L as provided in subsection (a), there shall be no liability on the part of CTC or W-L, except for liabilities arising from a willful, deliberate or negligent breach of this Agreement with respect to which a claim has accrued prior to such termination.

          (c)  Termination of Agreement Following Closing.
               ------------------------------------------
               (i) The provisions of Articles 7, 8, 9, 10 and 11 shall continue in full force and effect following the Time of Stock Subscription Closing until such time as either W-L or CTC and any of their respective Affiliates cease to hold any shares of Venture Stock, whereupon the effectiveness of all such provisions shall terminate finally and absolutely with the exception of Sections 9.8 and 10.14, which shall terminate only upon completion of the action required thereby.

               (ii) This Agreement will terminate automatically upon listing of the Venture Stock on the Taiwan Stock Exchange of the Republic of China.

                            ARTICLE 7
                 FINANCING OF VENTURE OPERATIONS
                 -------------------------------
     7.1  Borrowings.  To the extent the Venture requires from
          ----------
time to time additional funds for future operations not generated by its own activities, such additional funds may be borrowed from either W-L or CTC (or both) to the extent (i) permitted by applicable law and (ii) that either, in its discretion, chooses to make such loans, provided that neither W-L nor CTC shall be requested to make loans to the Venture that would not reasonably be made by unrelated third parties. Funds may also be borrowed by the Venture from third parties to the extent available at reasonable rates of interest, and W-L and CTC each may severally or jointly provide, to the extent agreed by them and as permitted by applicable law, such guarantees as may be reasonably required by such third parties in respect of such borrowings in proportion to their respective equity interests in the Venture at the time of borrowing or on such other basis as they may agree.

     7.2  Funding Sources; Dilution.  Funds shall be obtained by
          -------------------------
the Venture by the most economic means reasonably available; provided, however, that the Venture shall seek to fund all of its capital requirements by borrowings or the occurrence of indebtedness rather than through contributions or infusions of additional equity capital involving the issuance of additional shares of Venture Stock, unless otherwise agreed between W-L and CTC. In the event that W-L and CTC agree to provide additional shares of Venture Stock, unless otherwise agreed between W-L and CTC. In the event that W-L and CTC agree to provide additional equity capital and either party defaults on such agreement by failure to provide such funding within 30 days after written demand by the Venture or the non-defaulting party, the nondefaulting party will have the right to make the contribution of the defaulting party and receive shares of Venture Stock therefor to the extent permitted by applicable law, subject in the case of CTC to receipt of the necessary R.O.C. governmental approvals with respect to such contribution.

                            ARTICLE 8
               ADDITIONAL AGREEMENTS OF THE PARTIES
               ------------------------------------
     8.1  Indemnification.
          ---------------
          (a)  By W-L.  From and after the Stock Subscription
               ------
Closing, W-L will indemnify and hold harmless CTC and its subsidiaries, Affiliates, officers, directors, agents, and employees (collectively, the "CTC indemnities") from and against all liabilities, losses, deficiencies, claims, costs and expenses (including, without limitation, reasonable legal fees incurred in connection with any of the foregoing and in seeking indemnification hereunder) suffered by any CTC indemnitee and arising out of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by W-L in this Agreement prior to the Time of Stock Subscription Closing ("W-L Indemnifiable Damages"). To the extent the Venture would be a CTC indemnitee for W-L Indemnifiable Damages, W-L shall satisfy its obligation under this Section 8.1(a) by indemnifying that proportion of such W-L Indemnifiable Damages equal to the number of shares of Venture Stock owned by CTC divided by the total number of shares of Venture Stock then outstanding.

          (b)  By CTC.  From and after the Stock Subscription
               ------
Closing, CTC will indemnify and hold harmless W-L and its subsidiaries, Affiliates, officers, directors, agents and employees (collectively, the "W-L indemnities") from and against all liabilities, losses, deficiencies, claims, costs and expenses (including, without limitation, reasonable legal fees incurred in connection with any of the foregoing and in seeking indemnification hereunder) suffered by any W-L indemnitee and arising out of any inaccuracy in or breach of any of the representations, warranties and covenants or agreements made by CTC in this Agreement prior to the Time of Stock Subscription Closing ("CTC Indemnifiable Damages"). To the extent the Venture would be a CTC indemnitee for CTC Indemnifiable Damages, CTC shall satisfy its obligation under this Section 8.1(b) by indemnifying that proportion of such CTC Indemnifiable Damages equal to the number of shares of Venture Stocked owned be W-L divided by the total number of shares of Venture Stock then outstanding.

                            ARTICLE 9
                 EQUITY OWNERSHIP OF THE VENTURE
                 -------------------------------
     9.1  Restriction on Share Transfers.
          ------------------------------
          (a)  Basic Prohibition; Exceptions.  Except as
               -----------------------------
otherwise specifically provided in this Article 9, neither CTC nor W-L will sell, transfer, pledge, encumber, assign or otherwise dispose of or limit its right to vote in any manner its shares of Venture Stock (a "Transfer of Shares") other than (i) with the prior written consent of the other party, upon such terms and conditions as the other party in its reasonable discretion may impose, and only after first offering such shares to such other party in accordance with the terms of Section 9.6(a) at a price equal to the price offered by a third party (if any such party shall have made an offer) which offer shall be at a price not less than the Fair Value thereof (as determined pursuant to Section 9.5), (ii) to any Affiliate of which a majority of the voting stock is owned by the transferring party so long as such Affiliate agrees in writing to be bound by this Agreement; provided, that CTC or W-L, respectively, will not
           --------
permit the sale, transfer, pledge, encumbrance, assignment or other disposition of any voting securities of such Affiliate if such Affiliate shall then own any such shares, and provided
                                                   --------
further that the transfer or, be its W-L or CTC, shall remain liable for all of its obligations under this Agreement, (iii) in connection with a "nominee" transfer for purposes of compliance with applicable law governing the minimum number of shareholders of the Venture, or (iv) pursuant to temporary or "bridge" financing of its purchase obligations under Article 2 hereof (any recipient of a Transfer of Shares under clauses (ii), (iii) or
(iv) hereof being hereinafter referred to as a "Permitted
Transferee").

          (b)  Remedy for Violations.  If either W-L or CTC or
               ---------------------
any Permitted Transferee effects a Transfer of Shares in violation of this Section 9.1, the other party shall, in consequence of the injury sustained by such party as a result of such violation, be entitled to receive from the party so effecting the Transfer in the nature of liquidated damages a cash payment in the amount of ten times the greater of (i) the aggregate par value of the shares so transferred or (ii) the proceeds received as a result of the transfer. In no event are such liquidated damages to be considered or construed as in the nature of a penalty, each party hereby acknowledging the difficulty of determining actual damages under the circumstances of such a violation.

          (c)  Sale of Additional Stock.  CTC acknowledges that
               ------------------------
the Venture is considering issuing new shares of stock to a third party. CTC does not object to such issuance provided that the shares are issued for adequate consideration and W-L maintains a majority ownership of the Venture. If the Venture decides to issue any new stock to such third party, neither the Venture nor W-L shall be relieved from their confidentiality obligations with respect to the KHT and they shall require such third party to enter into such confidentiality, noncompetition and other agreements as CTC shall deem appropriate with respect thereto.

     9.2  Put Right of CTC; Call Right of W-L.
          -----------------------------------
          (a)  Put Right and Initial Purchase Right.  CTC shall
               ------------------------------------
have the one-time right to put to W-L for purchase (the "Put Right") at any time prior to July 1, 1999, 89,255,000 shares of the CTC Subscribed Shares (approximately 14% of the outstanding stock), for their proportionate original CTC Share Subscription Price of NT$892,550,000. The parties acknowledge that CTC exercised its Put-Right as of March 19, 1996 and the put was executed and completed as of that date.

          (b)  Call Right.  In consideration of the modification
               ----------
of the Put Right, W-L shall have the one-time right to call from CTC for purchase (the "Call Right"), at any time on or before March 19, 1998, CTC's entire remaining interest in the CTC Subscribed Shares and any additional shares of Venture Stock representing any stock dividends or the capitalization of retained earnings which have been distributed to CTC in respect of the CTC Subscribed Shares or have been subsequently purchased or otherwise acquired by CTC (collectively, the "Called Shares"). The price per Called Share shall be determined by dividing the Aggregate Call Price by the number of Called Shares, the Aggregate Call Price being equal to NT$318,750,000 plus interest at the rate of 6% per annum, compounded annually and computed from the Stock Subscription Closing Date to the date of the closing of the purchase and sale of the Called Shares pursuant to the Call Right (the "Call Closing Date"); provided, that if any
                                          --------
of the Called Shares represent stock dividends or the capitalization of capital surplus distributed with respect to the CTC Subscribed Shares or are shares in addition to the CTC Subscribed Shares which were purchased by CTC for cash or other consideration after the Stock Subscription Closing Date, the Aggregate Call Price shall be increased by the acquisition costs of such shares (cash or non-cash consideration plus taxes paid by CTC in connection with the acquisition) plus interest at the rate of 6% per annum, compounded annually and computed from the date of acquisition to the Call Closing Date.

          (c)  Taxes.  All securities transaction taxes imposed
               -----
by the Republic of China on the sale of the shares under the Purchase Right shall be paid by CTC. All ROC income taxes on the capital gains deriving from the sale of the shares under the Purchase Right shall be paid by W-L.

          (d)  Extension of Time for Exercise.  In the event the
               ------------------------------
Stock Subscription Closing Date occurs after September 30, 1993, the "July 1, 1996" date in subsection (a) will be extended by the number of days to elapse between September 30, 1993 and the Closing Date.

     9.3  Purchase Right on Breach of Default.  Each of CTC and
          -----------------------------------
W-L at any time during the term of this Agreement shall have a Purchase Right as to all, but not less than all, of the shares of Venture Stock beneficially owned by the other party at a price equal to Fair Value as of the date of notice given pursuant to
Section 9.6(a) upon the continuing or repeated breach by the other part of, or its failure to discharge, its obligations under, or otherwise observe the terms of, this Agreement, but only after such other party has been given notice of the initial breach or failure and an opportunity to cure such breach or failure within 30 days after such notice has been given or such other reasonable period of time as agreed by the parties.

     9.4  Put and Call Rights of Both Parties.  Upon the
          -----------------------------------
occurrence of an Incompatibility Sequence, each of CTC and W-L shall have the following rights:

          (a)  Call Right.  The right to call for purchase (a
               ----------
"Call Right") all, but not less than all, of the other party's shares of Venture Stock beneficially owned at a price equal to the Fair Value thereof. The party whose shares are called shall have the right to accept the offer and sell the shares to the other party or alternatively to purchase all of the other party's shares at a price equal to Fair Value.

          (b)  Put Right.  The right to put to the other party
               ---------
for purchase (a "Put Right") all, but not less than all, of its shares of Venture Stock beneficially owned at a price equal to Fair Value.

For purposes of this Section 9.4, "Incompatibility Sequence" means a series of actions or a course of conduct reflected at meetings of the Venture's Board of Directors evidencing incompatibility of CTC and W-L as holders of Venture Stock resulting, after formal objection by one or both parties and the passage of a period of 60 days for the alteration or correction of such actions or conduct, in irresolvable deadlock or opposition with respect to operating policies or additional investment decisions (including but not limited to the use of debt versus equity financing and the use or disposition of the retained earnings of the Venture).

     9.5  Determination of Fair Value.  Fair Value shall be
          ---------------------------
determined by agreement of W-L and CTC, or upon their failure to agree, by an independent valuation service selected by CTC and W-L (or selected by their respective independent accountants, if CTC and W-L are unable to agree on such selection). The determination of the firm so acting (the "Independent Valuation Firm") shall be made in accordance with the principles employed for the valuation of companies in similar lines of business at the time of valuation, and such principles shall be clearly articulated in the report of the Independent Valuation Firm setting forth the Fair Value determination (the "Valuation Report"). A preliminary version of the Valuation Report shall be furnished to CTC and W-L, each of whom within 30 days of receipt thereof shall furnish to the Independent Valuation Firm and to the other party any comments or suggestions with respect to the determination or the principles set forth therein. The Independent Valuation Firm shall consider all such comments and suggestions and shall thereupon issue the definitive Valuation Report, which shall be the final determination of Fair Value and binding upon the parties hereto. The fees and expenses of the Independent Valuation Firm shall be borne equally by CTC and W-L, and all other expenses associated with the determination contemplated hereby shall be borne by the party incurring the same.

     9.6  Manner of Purchase or Exercise.
          ------------------------------
          (a)  Notice.  A party desiring to effect a Transfer of
               ------
Shares under clause (i) of Section 9.1(a) (the "Transferor") will deliver written notice of such proposed Transfer to the other party (the "Purchaser"), offering the Purchaser the right to purchase such shares as hereinbefore provided. Such notice shall specify the number of shares to be transferred, the identity of the prospective third-party transferee (if any), the proposed price requested by the Transferor or offered by the prospective third-party transferee and the terms and conditions under which the shares are to be transferred. The Purchaser shall have a period of 25 days from the date of receipt of such notice to (i) elect to purchase such shares at the price and on the terms so offered, (ii) decline to make such purchase, or (iii) institute the procedures for a Fair Value determination contemplated by
Section 9.5 in the event the Purchaser believes the proposed price is below the Fair Value of the shares, in each case by written notice to the Transferor. In the event the Purchaser declines to make the purchase, or fails to give notice to the Transferor by the end of such 25-day period, the Purchaser will be deemed to have consented to the proposed third-party transfer on the terms specified in the Transferor's notice, and the Transferor shall be free to transfer the offered shares to such third party, but at a price and terms set forth in the Transferor's notice. A party desiring to exercise its Purchase, Call or Put Right under Sections 9.2, 9.3 or 9.4, as the case may be (the "Exerciser"), will deliver written notice of its intention to effect such exercise to the other party (the "Exercisee") indicating the provision of this Agreement pursuant to which such exercise is to be effected and the reason for such exercise, if it is appropriate to provide such a reason.

          (b)  Closing.  If the parties cannot agree on Fair
               -------
Value, the Purchaser or Exerciser shall immediately thereafter commence, or cause to be commenced, the determination of Fair Value pursuant to Section 9.5 of this Agreement. The closing of a purchase or exercise shall occur on the date jointly selected by the parties, not less than ten business days nor more than 30 business days subsequent to the delivery of the definitive Valuation Report, subject to any applicable regulatory waiting periods, provided, that an extension for a reasonable period of time will be permitted for the purpose of obtaining financing. Within ten business days of receipt of the definitive Valuation Report, the Purchaser or Exerciser may revoke in writing the purchase offer or exercise of the Purchase, Put or Call Right, respectively. If such offer or exercise of such Purchase, Put or Call Right is not revoked within such ten day period, then the closing of the purchase or exercise of the Purchase, Put or Call Right shall occur. At such closing, the party transferring shares shall deliver or cause to be delivered to the other party the certificate or certificates representing the shares, duly endorsed for transfer or accompanied by duly executed stock powers, and the party receiving shares shall deliver to the other party the aggregate amount of the purchase price, by bank check or by wire transfer of immediately available funds to an account designated by such party.

     9.7  CTC Board Representation.  Until such time as its
          ------------------------
Purchase Right under Section 9.2 expires, CTC will be entitled to representation on the Board of Directors of the Venture otherwise than in proportion to its holdings of shares of Venture Stock, as provided in Section 1.3. Thereafter, CTC will be entitled to Board representation in proportion to its holdings of shares of Venture Stock; provided, however, that at all times during the
               --------
effective term of this Agreement CTC will have the right to have at least one nominee on the Board of Directors.

     9.8  Elimination of Supermajority Vote Provisions.  In the
          --------------------------------------------
event that CTC's Purchase Right under Section 9.2 expires by its terms without being exercised, the Articles of Incorporation of the Venture shall thereafter be amended to delete therefrom all provisions requiring a supermajority vote in respect of Board of Directors or shareholder approval other than those required by the laws of the Republic of China. It is hereby acknowledged by the parties that Articles 17 and 28 of the Articles of Incorporation shall be specifically amended to provide for those protections normally provided for shareholders according to their respective holdings by the laws of the Republic of China.

     9.9  Change of Venture Name.  The Venture shall reasonably
          ----------------------
promptly change or modify its name so as to delete therefrom the word "CarTech" upon the earlier to occur of the following: (i) January 1, 2000; or (ii) if CTC and all its Permitted Transferees at any time cease to hold any shares of Venture Stock. Thereafter, the Venture will not use in its name or in product literature identifying it the words "Carpenter" or "CarTech" or any word or phrase substantially similar thereto. If W-L and all its Permitted Transferees at any time cease to hold any shares of Venture Stock, the Venture shall reasonably promptly change or modify its name so as to delete therefrom the word "Walsin" and will not use in its name or in product literature identifying it the words "Walsin" or "Lihwa" or any word or phrase substantially similar thereto.

                            ARTICLE 10
                     MISCELLANEOUS PROVISIONS
                     ------------------------
     10.1 Governing Law.  This Agreement shall be construed and
          -------------
interpreted according to the laws of the Republic of China applicable to contracts made and to be performed therein.

     10.2 Arbitration.  All disputes, controversies or
          -----------
differences which may arise between the parties under or in respect of this Agreement, or for breach hereof (other than disputes relating to Fair Value, which shall be subject exclusively to the provisions of Section 9.5) which remain unresolved after 60 days following notice thereof given by a party hereto will be submitted to and finally resolved by arbitration conducted in accordance with to the rules of the International Chamber of Commerce as then in effect. Unless the parties otherwise agree, arbitration proceedings will be conducted in the English language in the City of Zurich, Switzerland. Judgment upon any award reached in any such proceeding may be entered in any court of competent jurisdiction.

     10.3 Waiver.  Any party hereto may, at its option, waive in
          ------
writing any or all of the conditions herein contained to which its obligations hereunder are subject.

     10.4 Amendment and Modification.  W-L, CTC and the Venture,
          --------------------------
by mutual consent of their respective Boards of Directors or the officers authorized by such Boards of Directors, may amend or modify and supplement this Agreement in such manner as may be agreed upon in writing. To be effective, any such amendment, modification or supplement must be in writing signed by an authorized representative of the party against whom enforcement of the same is sought.

          10.5 Consents; Other Action.  Each of the parties
               ----------------------
hereto shall use its reasonable best efforts to obtain the consent or approval of each person, entity or governmental authority or agency, if any, whose consent or approval shall be required pursuant to this Agreement or otherwise in order to permit it to consummate the transactions contemplated hereby in the manner contemplated hereby, and each agrees to use its reasonable best efforts to take any such other action as may be required by any law, regulation or rule in order to carry out the transactions contemplated hereby and to cause the conditions precedent to be satisfied. This Agreement shall not constitute an agreement to assign any interest in any contract, bid, purchase order, agreement or instrument to be transferred to the Venture, or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of the Venture or the other parties hereto or their respective Affiliates thereunder. If a consent of a third party which is required in order to assign any such contract, bid, purchase order, agreement or instrument or any claim, right or benefit arising thereunder or resulting therefrom is not obtained prior to the Time of Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the ability of the parties hereto will cooperate in effecting any lawful and economically feasible arrangement to provide that the Venture shall receive such interest in the benefits under any such contract, bid, purchase order, agreement or instrument or the equivalent value thereof; and any transfer or assignment to the Venture by the parties hereto or their respective Affiliates of any interest under any such contract, bid, purchase order, agreement or instrument that requires the consent of a third party shall be made subject to such consent or approval being obtained.

     10.6 Titles and Headings.  The titles and headings contained
          -------------------
in this Agreement preceding the text of the sections and subsections hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement nor affect in any way its meaning, construction or interpretation.

     10.7 Notices and Communications.  All notices, requests,
          --------------------------
demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered in person, (ii) sent by electronic facsimile transmission (with receipt confirmed), (iii) mailed by first class, certified or registered mail with postage prepaid or (iv) sent by overnight courier, to the other party or parties at the following addresses (or to such other address as shall be furnished in writing from time to tome by any party to the others):

          (a)  If to W-L, to:

                    Walsin Lihwa Corporation
                    12th Floor
                    117 Ming Sheng East Road, Section 3
                    Taipei, Taiwan
                    Republic of China

                    Attention:     Mr. Yu Lon Chiao, President

                    Fax No.:       02-719-7304

          (b)  If to CTC, to:

                    Carpenter Technology Corporation
                    101 West Bern Street
                    Reading, Pennsylvania  19603
                    United States of America

                    Attention:     Robert W. Cardy, Chairman
                                   and Chief Executive Officer

                    Fax No.:       610-208-2361
               with a copy to:

                    John R. Welty, Esquire
                    Vice President, General Counsel & Secretary
                    Carpenter Technology Corporation
                    101 West Bern Street
                    Reading, Pennsylvania  19603
                    United States of America

                    Fax No.:  610-208-3068

          (c)  If to the Venture, to:

                    Walsin-CarTech Corporation
                    c/o Walsin Lihwa Corporation
                    12th Floor
                    117 Ming Sheng East Road, Section 3
                    Taipei, Taiwan
                    Republic of China

                    Attention:     I-Lin Cheng, President

                    Fax No.:       02-719-7304

     10.8 Assignment; Successors.  This Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties named herein and their respective successors and assigns, provided, however, that this Agreement shall not be assignable or otherwise transferable without the consent of the other parties hereto, except as specifically provided herein.

     10.9 Expenses.  Whether or not the transactions contemplated
          --------
hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    10.10 Counterparts.  This Agreement may be executed in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    10.11 Further Assurances.  After the Asset Purchase Closing,
          ------------------             --------------
each party hereto shall from time to time, at any other party's request, prepare, execute and deliver to such other party such other documents and take such other action as such other party may reasonably request so as to more effectively sell, transfer, assign and deliver and vest in the Venture good and marketable title to the Facility as provided in this Agreement, or otherwise to consummate the transactions contemplated hereby.

    10.12 Severability.  If any term, provision, covenant or
          ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

    10.13 Survival of Representations and Warranties.  The
          ------------------------------------------
representations and warranties contained herein shall survive the Closing.

    10.14 Entire Agreement.  This Agreement including the
          ----------------
Exhibits, schedules and the agreements and other documents referred to herein, and any other agreements collateral hereto subsequently signed by the parties hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous negotiations and writings with respect to such subject matter other than the Confidentiality Agreement which shall remain in full force and effect until termination thereof by its terms.


                            ARTICLE 11
                           DEFINITIONS
                           -----------

     11.1 "Affiliate" means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, "person" means any individual, partnership, corporation, trust or other entity, and "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     11.2 "Agreement" has the meaning set forth in the first paragraph of page 1 of this Agreement.

     11.3 "Assets" has the meaning set forth in the second paragraph of page 1 of this Agreement.

     11.4 "Assets Purchase Agreement" has the meaning set forth in Section 2.4 of this Agreement.

     11.5 "Assets Purchase Closing" has the meaning set forth in
Section 2.5 of this Agreement.

     11.6 "Assets Purchase Price" has the meaning set forth in
Section 2.4 of this Agreement.

     11.7 "CEA Distribution Agreement" has the meaning set forth in Section 6.2(g) of this Agreement.

     11.8 "Call Right" has the meaning set forth in Section
9.4(a) of this Agreement.

     11.9 "Chinese Economic Area" means the Republic of China
(Taiwan), the Peoples Republic of China (including Hong Kong),
Indonesia, Thailand, Singapore, Malaysia, North and South Korea,
Japan, the Philippines, Brunei, Burma, Cambodia, Laos and
Vietnam.

    11.10 "Confidentiality Agreement" has the meaning set forth in Section 5.1 of this Agreement.

    11.11 "CTC" has the meaning set forth in the first paragraph of page 1 of this Agreement.

    11.12 "CTC Indemnifiable Damages" has the meaning set forth in Section 8.1(b) of this Agreement.

    11.13 "CTC Indemnitees" has the meaning set forth in Section
8.1(b) of this Agreement.

    11.14 "CTC Share Subscription Price" has the meaning set forth in Section 2.2 of this Agreement.

    11.15 "CTC Subscribed Shares" has the meaning set forth in
Section 2.2 of this Agreement.

    11.16 "Exercisee" has the meaning set forth in Section 9.6(a) of this Agreement.

    11.17 "Exerciser" has the meaning set forth in Section 9.6(a) of this Agreement.

    11.18 "Facility" has the meaning set forth in the second paragraph of page 1 of this Agreement.

    11.19 "Incompatibility Sequence" has the meaning set forth in
Section 9.4(b) of this Agreement.

     11.20 "Independent Valuation Firm" has the meaning set forth in Section 9.5 of this Agreement.

    11.21 "KHT Licensing and Transfer Agreement" has the meaning set forth in Section 6.2(f) of this Agreement.

    11.22 [RESERVED]

    11.23 "Permitted Transferee" has the meaning set forth in
Section 9.1(a) of this Agreement.

    11.24 "Product" has the meaning set forth in the second paragraph of page 1 of this Agreement.

    11.25 "Purchase Right" has the meaning set forth in Section
9.3 of this Agreement.

    11.26 "Purchaser" has the meaning set forth in Section 9.6(a) of this Agreement.

    11.27 "Put Right" has the meaning set forth in Section 9.4(b) of this Agreement.

    11.28 "Stock Subscription Closing" has the meaning set forth in Section 2.3 of this Agreement.

    11.29 "Stock Subscription Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

    11.30 "Time of Assets Purchase Closing" has the meaning set forth in Section 2.5 of this Agreement.

    11.31 "Time of Stock Subscription Closing" has the meaning set forth in Section 2.3 of this Agreement.

    11.32 "Transfer of Shares" has the meaning set forth in
Section 9.1 of this Agreement.

    11.33 "Transferor" shall have the meaning set forth in
Section 9.6(a) of this Agreement.

    11.34 "Valuation Report" has the meaning set forth in Section
9.5 of this Agreement.

    11.35 "Venture" has the meaning set forth in the second paragraph of page 1 of this Agreement.

    11.36 "Venture Stock" means authorized shares of capital stock of the Venture as they may exist from time to time during the term of this Agreement.

    11.37 "Western Hemisphere Distributor Agreement" has the meaning set forth in Section 6.2(g) of this Agreement.

     11.38 "W-L" has the meaning set forth in the first paragraph of page 1 of this Agreement.

    11.39 "W-L Governmental Approvals" has the meaning set forth in Section 3.2 of this Agreement.

    11.40 "W-L Indemnifiable Damages" has the meaning set forth in Section 8.1(a) of this Agreement.

    11.41 "W-L Indemnitee" has the meaning set forth in Section
8.1(b) of this Agreement.

    11.42 "W-L Share Subscription Price" has the meaning set forth in Section 2.1 of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              WALSIN LIHWA CORPORATION



                              By:   s/Yu Lon Chiao
                                 -----------------------
                                   Yu Lon Chiao, Chairman


                              CARPENTER TECHNOLOGY CORPORATION



                              By:   s/Dennis M. Draeger
                                 -------------------------
                                   Dennis M. Draeger
                                   Senior Vice President
                                   Steel Operations


                              WALSIN-CARTECH SPECIALTY STEEL
                              CORPORATION, to the extent set
                              forth in Section 1.7 hereof



                              By:   s/Yu Lon Chiao
                                 ------------------------
                                   Yu Lon Chiao, Chairman